UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH		45069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The stockholders of AtriCure, Inc. (the “Company”) voted on two items at the Annual Meeting of Stockholders held on May 18, 2011:

1.	The election of eight directors to serve one-year terms expiring at the 2012 Annual Meeting and until their successors have been duly elected and qualified; and

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld
Mark A. Collar	10,349,947	2,025,660
David J. Drachman	10,349,666	2,025,941
Donald C. Harrison, M.D.	10,304,356	2,071,251
Michael D. Hooven	10,350,336	2,025,271
Richard M. Johnston	10,183,104	2,192,503
Elizabeth D. Krell, Ph.D.	10,349,947	2,025,660
Mark R. Lanning, C.P.A.	10,183,404	2,192,203
Karen P. Robards	10,138,583	2,237,024

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 received the following votes:

For:	13,328,529
Against:	74,275
Abstain:	2,032,651

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: May 23, 2011	By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and
Administration and Chief Financial Officer